EXHIBIT 99(d)(9)


                          INVESTMENT COUNSEL AGREEMENT

                                     BETWEEN

                         VOYAGEUR ASSET MANAGEMENT INC.

                                       AND

                         DAVID L. BABSON & COMPANY INC.

                                 WITH RESPECT TO

                            TAMARACK ENTERPRISE FUND
                       (A SERIES OF TAMARACK FUNDS TRUST)

         THIS AGREEMENT by and between VOYAGEUR ASSET MANAGEMENT INC., a Minnesota corporation with its principal office at 100 South Fifth Street, Suite 2300, Minneapolis, MN 55402 ("Adviser"), and DAVID L. BABSON & COMPANY INC., a Massachusetts corporation with its principal office at One Memorial Drive, Cambridge, Massachusetts 02142 ("Investment Counsel"), is made pursuant to the approval and direction of the parties' respective Board of Directors and may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

         WITNESSETH:

         WHEREAS, the Adviser provided management services, including investment advisory services to Babson Enterprise Fund , Inc. ("Predecessor Fund") pursuant to an Investment Advisory Agreement; and

         WHEREAS, Adviser retained Investment Counsel to provide services to the Predecessor Fund under an Investment Counsel Agreement ("Prior Agreement"); and

         WHEREAS, in connection with a reorganization of the Predecessor Fund as a separate series of Tamarack Funds Trust, a Delaware statutory trust ("Trust"), such separate series being named Tamarack Enterprise Fund ("Fund"), the parties hereto desire to enter into this new Investment Counsel Agreement under which the Investment Counsel will continue to provide the Fund with the services that it provided to the Predecessor Fund under the Prior Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

         1. During the term of this Agreement, or any extension or extensions thereof, the Investment Counsel will, to the best of its ability, furnish the Fund with research, analysis, advice and recommendations with respect to the purchase and sale of securities and the making of investment commitments; statistical information and reports as may reasonably be required, and general assistance in the supervision of the investments of the Fund, subject to the control of (i) the Trustees of the Fund and (ii) the Adviser.

         2. As compensation, the Adviser will pay Investment Counsel for its services the following annual fee computed daily as determined by the Fund's price make-up sheet and which shall be payable monthly or at such other intervals as agreed by the parties in the amount of: seventy one-hundredths of one percent (70/100 of 1%) of the average daily total net assets of the Fund that do not exceed thirty million dollars ($30,000,000) and fifty one-hundredths of one percent (50/100 of 1%) of the average daily total net assets of the Fund that exceed thirty million dollars ($30,000,000).

         3. Provided this Agreement is approved by a majority of the outstanding voting securities of the Fund, the Agreement shall become effective and run concurrently with the Investment Advisory Agreement of the same date between the Adviser and the Fund, an executed copy of which shall be supplied to Investment Counsel.

         4. This Agreement shall continue for a period of two years from the date of its initial effectiveness. Thereafter this Agreement may be renewed for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Fund or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the Investment Company Act of 1940, as amended, (the "Act") and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trustees who are not parties to such Agreement or interested persons (as defined by the Act) of such party, cast in person at a meeting called for the purpose of voting on such approval. The Investment Counsel shall provide the Adviser such information as may be reasonably necessary to assist the Trustees of the Fund to evaluate the terms of this Agreement. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, or by the Adviser or the Investment Counsel upon sixty days written notice to the other party. This Agreement will automatically terminate with the Investment Advisory Agreement without the payment of any penalty, upon sixty days written notice by the Fund to the Adviser that the Board of Trustees or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the Act, has terminated the Investment Advisory Agreement. This Agreement shall automatically terminate in the event of its assignment or assignment of the Investment Advisory Agreement unless such assignment is approved by the Trustees and the shareholders of the Fund as herein before provided or unless an exemption is obtained from the Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this paragraph. The Adviser shall promptly notify the Investment Counsel of any notice of termination or of any circumstances that are likely to result in a termination of the Investment Advisory Agreement. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved in the manner required by the Act. For purposes of this Agreement, the terms "assignment" and "majority of the outstanding voting securities" shall have the meanings set forth in the Act.

         5. It is understood and agreed that the services to be rendered by the Investment Counsel to the Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Counsel shall be free to render similar or different services to


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

others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby, and provided further that the services to be rendered by the Investment Counsel to the Adviser under this Agreement and the compensation provided for in Paragraph 2 hereof shall be limited solely to services with reference to the Fund.

         6. The Adviser agrees that it will furnish currently to Investment Counsel all information reasonably necessary to permit Investment Counsel to give the advice called for under this Agreement and such information with reference to the Fund that is reasonably necessary to permit Investment Counsel to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied.

         7. The Investment Counsel shall not be liable for any error of judgment or mistake at law or for any loss suffered by Adviser of the Fund in connection with any matters to which this Agreement relates except that nothing herein contained shall be construed to protect the Investment Counsel against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this agreement.


























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

         Each party hereby executes this Agreement as of the 16th day of April, 2004, pursuant to the authority granted by its Board of Directors.



                                        DAVID L. BABSON & COMPANY INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


Attest:
        --------------------------



                                        VOYAGEUR ASSET MANAGEMENT INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


Attest:
        --------------------------



Accepted and Agreed by:

TAMARACK FUNDS TRUST, on behalf of TAMARACK ENTERPRISE FUND

By:
    ------------------------------

Name:
      ----------------------------

Title:
       ---------------------------




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